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                                                                      Exhibit 21

                   SUBSIDIARIES OF HEFTEL BROADCASTING CORPORATION

HBC Broadcasting Texas, Inc.
HBC Chicago, Inc.
HBC Florida, Inc.
HBC-Las Vegas, Inc.
HBC New York, Inc.
HBC Texas, Inc.
Heftel Broadcasting Texas, L.P.
Heftel GP Texas, Inc.
KCYT-FM License Corp.
KECS-FM License Corp.
KESS-AM License Corp.
KESS-TV License Corp.
KHCK-FM License Corp.
KICI-AM License Corp.
KICI-FM License Corp.
KLSQ-AM License Corp.
KLVE-FM License Corp.
KMRT-AM License Corp.
KTNQ-AM License Corp.
KTNQ/KLVE, Inc.
La Oferta, Inc.
License Corp. No. 1
License Corp. No. 2
MiCasa Publications, Inc.
Spanish Coast to Coast, Ltd.
T C Television, Inc.
The Tower Company, Inc.
Tichenor License Corporation
Tichenor Media System, Inc.
TMS Assets California, Inc.
TMS License California, Inc.
WADO Radio, Inc.
WADO-AM License Corp.
WGLI-AM License Corp.
WLXX-AM License Corp.
WPAT-AM License Corp.
WQBA-AM License Corp.
WQBA-FM License Corp.


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